Exhibit 99.1

Parker Reports Fiscal 2025 Third Quarter Results

Record margins, EPS and YTD cash flow from operations

CLEVELAND, May 1, 2025 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the quarter ended March 31, 2025, that included the following highlights (compared with the prior year quarter):
Fiscal 2025 Third Quarter Highlights:
•Sales were $5.0 billion; organic sales growth was 1%
•Net income was $961 million, an increase of 32%, or $904 million adjusted, an increase of 6%
•EPS were $7.37, an increase of 33%, or $6.94 adjusted, an increase of 7%
•Segment operating margin was 23.2%, an increase of 170 bps, or 26.3% adjusted, an increase of 160 bps
•YTD cash flow from operations increased 8% to $2.3 billion, or 15.8% of sales
•Repurchased $650 million of shares in the quarter

“Our third quarter performance demonstrates the strength of our business and our global team’s ability to continue to deliver record results,” said Jenny Parmentier, Chairman and Chief Executive Officer. “All reported businesses showed substantial margin expansion and helped us surpass 26% adjusted segment operating margin for the first time. We also produced record earnings per share, generated record cash flow from operations, and repurchased $650 million of shares. We recently announced a 10% increase in our quarterly cash dividend and are committed to our strategy of actively deploying capital to drive shareholder value, including acquisitions and increased share repurchase activity, depending on market conditions."
"The resiliency of our portfolio coupled with the power of our business system, The Win Strategy™, has enabled us to consistently deliver strong results through business cycles. With our decentralized structure and the agility of our global teams, we are confident in our ability to manage through macroeconomic uncertainty, including tariffs. We are fully committed to achieving our fiscal year 2029 financial targets.”
This news release contains non-GAAP financial measures. Reconciliations of adjusted numbers and certain non-GAAP financial measures are included in the financial tables of this press release.
Outlook
Guidance for the fiscal year ending June 30, 2025 has been updated. The company expects:
•Sales growth in fiscal 2025 of approximately (1%), with organic sales growth of approximately 1%; divestitures of (1.5%) and unfavorable currency of (0.5%)
•Total segment operating margin of approximately 22.7%, or approximately 25.9% on an adjusted basis
•EPS of $25.92 to $26.12, or $26.60 to $26.80 on an adjusted basis, and includes the effect of announced tariffs fully offset by mitigation actions

Segment Results
Diversified Industrial Segment

North America Businesses
$ in mm	FY25 Q3	FY24 Q3	Change		Organic Growth
Sales	$2,031	$2,231	-9.0%		-3.5%
Segment Operating Income	$467	$490	-4.8%
Segment Operating Margin	23.0%	22.0%	100	bps
Adjusted Segment Operating Income	$513	$538	-4.8%
Adjusted Segment Operating Margin	25.2%	24.1%	110	bps
•Achieved record adjusted segment operating margin
•Softness in transportation, off-highway and energy markets
•Orders positive for second consecutive quarter

International Businesses
$ in mm	FY25 Q3	FY24 Q3	Change		Organic Growth
Sales	$1,358	$1,434	-5.3%		-2.8%
Segment Operating Income	$312	$310	0.7%
Segment Operating Margin	23.0%	21.6%	140	bps
Adjusted Segment Operating Income	$340	$337	1.2%
Adjusted Segment Operating Margin	25.1%	23.5%	160	bps
•Achieved record adjusted segment operating margin
•Organic growth: 2% APAC; (7%) EMEA; 8% LA
•Orders accelerate on long-cycle strength
Aerospace Systems Segment

$ in mm	FY25 Q3	FY24 Q3	Change		Organic Growth
Sales	$1,572	$1,409	11.6%		11.7%
Segment Operating Income	$373	$289	28.9%
Segment Operating Margin	23.7%	20.5%	320	bps
Adjusted Segment Operating Income	$451	$376	19.8%
Adjusted Segment Operating Margin	28.7%	26.7%	200	bps
•Achieved record sales on continued aftermarket strength
•Delivered record adjusted segment operating margin
•Aerospace backlog increased to a record $7.3 billion
Order Rates

FY25 Q3
Parker	+9%
Diversified Industrial Segment - North America Businesses	+3%
Diversified Industrial Segment - International Businesses	+11%
Aerospace Systems Segment	+14%
•Parker order rates increased to 9% reflecting our transformed portfolio and long-cycle strength
•Aerospace orders increased to 14% driven by strength in both commercial and defense
•Orders remained positive across all reported businesses

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Learn more at www.parker.com or @parkerhannifin.

Contacts:
Media:	Financial Analysts:
Aidan Gormley	Jeff Miller
216-896-3258	216-896-2708
aidan.gormley@parker.com	jeffrey.miller@parker.com

Notice of Webcast
Parker Hannifin's conference call and slide presentation to discuss its fiscal 2025 third quarter results are available to all interested parties via live webcast today at 11:00 a.m. ET, at investors.parker.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit investors.parker.com.

Note on Orders The company reported orders for the quarter ending March 31, 2025, compared with the same quarter a year ago. All comparisons are at constant currency exchange rates, with the prior year quarter restated to the current-year rates, and exclude divestitures. Diversified Industrial comparisons are on 3-month average computations and Aerospace Systems comparisons are on rolling 12-month average computations.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted segment operating margin for Parker and by segment; (d) adjusted segment operating income for Parker and by segment and (e) organic sales growth. The adjusted net income, adjusted earnings per share, adjusted segment operating margin, adjusted segment operating income and organic sales measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. Although adjusted net income, adjusted earnings per share, adjusted segment operating margin, adjusted segment operating income, and organic sales growth are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating the results of this quarter versus the prior period. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and may also include statements regarding future performance, orders, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance may differ materially from expectations, including those based on past performance.

Among other factors that may affect future performance are: changes in business relationships with and orders by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms, changes in contract costs and revenue estimates for new development programs; changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions; ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination and ability to successfully undertake business realignment activities and the expected costs, including cost savings, thereof; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and other government actions, including related to environmental protection, and associated compliance costs; supply chain and labor disruptions, including as a result of tariffs and labor shortages; threats associated with international conflicts and cybersecurity risks and risks associated with protecting our intellectual property; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; effects on market conditions, including sales and pricing, resulting from global reactions to U.S. trade policies; manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and economic conditions such as inflation, deflation, interest rates and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in the tax laws in the United States and foreign jurisdictions and judicial or regulatory interpretations thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should also consider forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and other periodic filings made with the SEC.

###

Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2025

CONSOLIDATED STATEMENT OF INCOME
	Three Months Ended		Nine Months Ended
(Unaudited)	March 31,		March 31,
(Dollars in thousands, except per share amounts)	2025	2024	2025	2024
Net sales	$4,960,349	$5,074,356	$14,606,926	$14,742,791
Cost of sales	3,129,951	3,279,650	9,249,899	9,478,961
Selling, general and administrative expenses	784,355	816,337	2,415,565	2,496,830
Interest expense	95,942	123,732	309,835	387,229
Other income, net	(44,713)	(65,406)	(404,230)	(228,872)
Income before income taxes	994,814	920,043	3,035,857	2,608,643
Income taxes	33,628	193,309	427,494	548,780
Net income	961,186	726,734	2,608,363	2,059,863
Less: Noncontrolling interests	320	160	535	611
Net income attributable to common shareholders	$960,866	$726,574	$2,607,828	$2,059,252

Earnings per share attributable to common shareholders:
Basic earnings per share	$7.48	$5.65	$20.28	$16.03
Diluted earnings per share	$7.37	$5.56	$19.97	$15.82

Average shares outstanding during period - Basic	128,442,623	128,502,829	128,619,515	128,467,209
Average shares outstanding during period - Diluted	130,320,802	130,593,026	130,576,225	130,169,331

CASH DIVIDENDS PER COMMON SHARE
	Three Months Ended		Nine Months Ended
(Unaudited)	March 31,		March 31,
(Amounts in dollars)	2025	2024	2025	2024
Cash dividends per common share	$1.63	$1.48	$4.89	$4.44

RECONCILIATION OF ORGANIC GROWTH
(Unaudited)	Three Months Ended
	As Reported			Adjusted
	March 31, 2025	Currency	Divestitures	March 31, 2025
Diversified Industrial Segment	(7.6)%	(1.5)%	(2.9)%	(3.2)%
Aerospace Systems Segment	11.6%	(0.1)%	—%	11.7%
Total	(2.2)%	(1.0)%	(2.1)%	0.9%

(Unaudited)	Nine Months Ended
	As Reported			Adjusted
	March 31, 2025	Currency	Divestitures	March 31, 2025
Diversified Industrial Segment	(6.5)%	(1.0)%	(1.7)%	(3.8)%
Aerospace Systems Segment	14.3%	0.1%	—%	14.2%
Total	(0.9)%	(0.7)%	(1.2)%	1.0%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2025

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS
	Three Months Ended		Nine Months Ended
(Unaudited)	March 31,		March 31,
(Dollars in thousands)	2025	2024	2025	2024
Net income attributable to common shareholders	$960,866	$726,574	$2,607,828	$2,059,252
Adjustments:
Acquired intangible asset amortization expense	135,964	141,216	414,211	438,763
Business realignment charges	10,379	8,468	40,740	35,914
Integration costs to achieve	5,447	13,256	18,751	29,676
Gain on sale of building	—	—	(10,461)	—
Gain on divestitures	—	—	(249,748)	(25,651)
Saegertown incident	7,725	—	7,725	—
Tax effect of adjustments[1]	(36,689)	(38,779)	(82,337)	(108,403)
Discrete tax benefit[2]	(179,849)	—	(179,849)	—
Adjusted net income attributable to common shareholders	$903,843	$850,735	$2,566,860	$2,429,551

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
	Three Months Ended		Nine Months Ended
(Unaudited)	March 31,		March 31,
(Amounts in dollars)	2025	2024	2025	2024
Earnings per diluted share	$7.37	$5.56	$19.97	$15.82
Adjustments:
Acquired intangible asset amortization expense	1.04	1.08	3.17	3.36
Business realignment charges	0.08	0.06	0.31	0.27
Integration costs to achieve	0.04	0.10	0.14	0.23
Gain on sale of building	—	—	(0.08)	—
Gain on divestitures	—	—	(1.91)	(0.20)
Saegertown incident	0.06	—	0.06	—
Tax effect of adjustments[1]	(0.28)	(0.29)	(0.61)	(0.82)
Discrete tax benefit[2]	(1.37)	—	(1.37)	—
Adjusted earnings per diluted share	$6.94	$6.51	$19.68	$18.66

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

[2]Release of a tax valuation allowance.

Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2025

BUSINESS SEGMENT INFORMATION
	Three Months Ended		Nine Months Ended
(Unaudited)	March 31,		March 31,
(Dollars in thousands)	2025	2024	2025	2024
Net sales
Diversified Industrial	$3,388,759	$3,665,643	$10,097,723	$10,798,644
Aerospace Systems	1,571,590	1,408,713	4,509,203	3,944,147
Total net sales	$4,960,349	$5,074,356	$14,606,926	$14,742,791
Segment operating income
Diversified Industrial	$779,103	$800,211	$2,273,211	$2,359,299
Aerospace Systems	372,908	289,339	1,034,078	778,711
Total segment operating income	1,152,011	1,089,550	3,307,289	3,138,010
Corporate general and administrative expenses	43,698	56,782	148,756	162,340
Income before interest expense and other expense (income), net	1,108,313	1,032,768	3,158,533	2,975,670
Interest expense	95,942	123,732	309,835	387,229
Other expense (income), net	17,557	(11,007)	(187,159)	(20,202)
Income before income taxes	$994,814	$920,043	$3,035,857	$2,608,643

Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2025

RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
	Three Months Ended		Nine Months Ended
(Unaudited)	March 31,		March 31,
(Dollars in thousands)	2025	2024	2025	2024
Diversified Industrial Segment sales	$3,388,759	$3,665,643	$10,097,723	$10,798,644

Diversified Industrial Segment operating income	$779,103	$800,211	$2,273,211	$2,359,299
Adjustments:
Acquired intangible asset amortization	61,600	66,409	189,434	201,669
Business realignment charges	10,249	6,953	38,492	32,877
Integration costs to achieve	2,072	1,292	3,477	3,302
Adjusted Diversified Industrial Segment operating income	$853,024	$874,865	$2,504,614	$2,597,147

Diversified Industrial Segment operating margin	23.0%	21.8%	22.5%	21.8%
Adjusted Diversified Industrial Segment operating margin	25.2%	23.9%	24.8%	24.1%

	Three Months Ended		Nine Months Ended
(Unaudited)	March 31,		March 31,
(Dollars in thousands)	2025	2024	2025	2024
Aerospace Systems Segment sales	$1,571,590	$1,408,713	$4,509,203	$3,944,147

Aerospace Systems Segment operating income	$372,908	$289,339	$1,034,078	$778,711
Adjustments:
Acquired intangible asset amortization	74,364	74,807	224,777	237,094
Business realignment charges	35	(12)	429	318
Integration costs to achieve	3,375	11,964	15,274	26,374
Adjusted Aerospace Systems Segment operating income	$450,682	$376,098	$1,274,558	$1,042,497

Aerospace Systems Segment operating margin	23.7%	20.5%	22.9%	19.7%
Adjusted Aerospace Systems Segment operating margin	28.7%	26.7%	28.3%	26.4%

	Three Months Ended		Nine Months Ended
(Unaudited)	March 31,		March 31,
(Dollars in thousands)	2025	2024	2025	2024
Total net sales	$4,960,349	$5,074,356	$14,606,926	$14,742,791

Total segment operating income	$1,152,011	$1,089,550	$3,307,289	$3,138,010
Adjustments:
Acquired intangible asset amortization	135,964	141,216	414,211	438,763
Business realignment charges	10,284	6,941	38,921	33,195
Integration costs to achieve	5,447	13,256	18,751	29,676
Adjusted total segment operating income	$1,303,706	$1,250,963	$3,779,172	$3,639,644

Total segment operating margin	23.2%	21.5%	22.6%	21.3%
Adjusted total segment operating margin	26.3%	24.7%	25.9%	24.7%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2025

CONSOLIDATED BALANCE SHEET
(Unaudited)	March 31,	June 30,
(Dollars in thousands)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$408,735	$422,027
Trade accounts receivable, net	2,852,833	2,865,546
Non-trade and notes receivable	281,789	331,429
Inventories	2,822,547	2,786,800
Prepaid expenses	253,436	252,618
Other current assets	157,800	140,204
Total current assets	6,777,140	6,798,624
Property, plant and equipment, net	2,821,566	2,875,668
Deferred income taxes	271,431	92,704
Investments and other assets	1,215,201	1,207,232
Intangible assets, net	7,370,524	7,816,181
Goodwill	10,461,946	10,507,433
Total assets	$28,917,808	$29,297,842

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$1,951,543	$3,403,065
Accounts payable, trade	1,980,967	1,991,639
Accrued payrolls and other compensation	473,725	581,251
Accrued domestic and foreign taxes	356,506	354,659
Other accrued liabilities	851,725	982,695
Total current liabilities	5,614,466	7,313,309
Long-term debt	7,421,370	7,157,034
Pensions and other postretirement benefits	389,891	437,490
Deferred income taxes	1,399,612	1,583,923
Other liabilities	692,644	725,193
Shareholders' equity	13,390,974	12,071,972
Noncontrolling interests	8,851	8,921
Total liabilities and equity	$28,917,808	$29,297,842

Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2025

CONSOLIDATED STATEMENT OF CASH FLOWS
	Nine Months Ended
(Unaudited)	March 31,
(Dollars in thousands)	2025	2024
Cash flows from operating activities:
Net income	$2,608,363	$2,059,863
Depreciation and amortization	677,665	696,463
Stock incentive plan compensation	129,766	128,682
Gain on sale of businesses	(253,043)	(23,667)
(Gain) loss on property, plant and equipment and intangible assets	(8,531)	5,847
Net change in receivables, inventories and trade payables	(101,351)	(244,268)
Net change in other assets and liabilities	(514,937)	(427,509)
Other, net	(229,171)	(48,334)
Net cash provided by operating activities	2,308,761	2,147,077
Cash flows from investing activities:
Capital expenditures	(304,153)	(283,328)
Proceeds from property, plant and equipment	31,871	8,905
Proceeds from sale of businesses	622,697	75,561
Other, net	(5,745)	4,561
Net cash provided by (used in) investing activities	344,670	(194,301)
Cash flows from financing activities:
Net payments for common stock activity	(856,925)	(237,689)
Acquisition of noncontrolling interests	—	(2,883)
Net payments for debt	(1,193,952)	(1,193,373)
Dividends paid	(630,168)	(571,583)
Net cash used in financing activities	(2,681,045)	(2,005,528)
Effect of exchange rate changes on cash	14,322	(16,946)
Net decrease in cash and cash equivalents	(13,292)	(69,698)
Cash and cash equivalents at beginning of year	422,027	475,182
Cash and cash equivalents at end of period	$408,735	$405,484

Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2025

RECONCILIATION OF FORECASTED ORGANIC GROWTH
(Unaudited)
(Amounts in percentages)	Fiscal Year 2025
Forecasted net sales	~ (1%)
Adjustments:
Currency	0.5%
Divestitures	1.5%
Adjusted forecasted net sales	~ 1%

RECONCILIATION OF FORECASTED SEGMENT OPERATING MARGIN TO ADJUSTED FORECASTED SEGMENT OPERATING MARGIN

(Unaudited)
(Amounts in percentages)	Fiscal Year 2025
Forecasted segment operating margin	~ 22.7%
Adjustments:
Business realignment charges	0.3%
Costs to achieve	0.1%
Acquisition-related intangible asset amortization expense	2.8%
Adjusted forecasted segment operating margin	~ 25.9%

PARKER HANNIFIN CORPORATION - MARCH 31, 2025	Exhibit 99.1
RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2025
Forecasted earnings per diluted share	$25.92 to $26.12
Adjustments:
Business realignment charges	0.47
Costs to achieve	0.17
Acquisition-related intangible asset amortization expense	4.22
Net gain on divestitures	(1.91)
Gain on sale of building	(0.08)
Saegertown incident	0.06
Tax effect of adjustments[1]	(0.88)
Discrete tax benefit[2]	(1.37)
Adjusted forecasted earnings per diluted share	$26.60 to $26.80

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

[2]Release of a tax valuation allowance.

Note: Totals may not foot due to rounding

Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2025
SUPPLEMENTAL INFORMATION

BUSINESS SEGMENT INFORMATION
	Three Months Ended		Nine Months Ended
(Unaudited)	March 31,		March 31,
(Dollars in thousands)	2025	2024	2025	2024
Net sales
Diversified Industrial:
North America businesses	$2,030,970	$2,231,478	$6,059,302	$6,571,587
International businesses	1,357,789	1,434,165	4,038,421	4,227,057

Segment operating income
Diversified Industrial:
North America businesses	$467,064	$490,452	$1,378,194	$1,458,355
International businesses	312,039	309,759	895,017	900,944

RECONCILIATION OF ORGANIC GROWTH
(Unaudited)	Three Months Ended
	As Reported			Adjusted
	March 31, 2025	Currency	Divestitures	March 31, 2025
Diversified Industrial Segment:
North America businesses	(9.0)%	(0.8)%	(4.7)%	(3.5)%
International businesses:
Europe	(8.6)%	(1.7)%	—%	(6.9)%
Asia Pacific	(0.8)%	(3.0)%	—%	2.2%
Latin America	(0.2)%	(8.1)%	—%	7.9%
International businesses	(5.3)%	(2.5)%	—%	(2.8)%

(Unaudited)	Nine Months Ended
	As Reported			Adjusted
	March 31, 2025	Currency	Divestitures	March 31, 2025
Diversified Industrial Segment:
North America businesses	(7.8)%	(0.6)%	(2.7)%	(4.5)%
International businesses:
Europe	(8.1)%	(0.4)%	—%	(7.7)%
Asia Pacific	0.8%	(1.9)%	—%	2.7%
Latin America	(3.3)%	(13.9)%	—%	10.6%
International businesses	(4.5)%	(1.8)%	—%	(2.7)%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2025
SUPPLEMENTAL INFORMATION

RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
	Three Months Ended		Nine Months Ended
(Unaudited)	March 31,		March 31,
(Dollars in thousands)	2025	2024	2025	2024
Diversified Industrial Segment:
North America businesses sales	$2,030,970	$2,231,478	$6,059,302	$6,571,587

North America businesses operating income	$467,064	$490,452	$1,378,194	$1,458,355
Adjustments:
Acquired intangible asset amortization	40,209	43,945	124,169	133,327
Business realignment charges	4,218	3,058	13,106	8,892
Integration costs to achieve	1,038	841	2,088	2,348
Adjusted North America businesses operating income	$512,529	$538,296	$1,517,557	$1,602,922

North America businesses operating margin	23.0%	22.0%	22.7%	22.2%
Adjusted North America businesses operating margin	25.2%	24.1%	25.0%	24.4%

	Three Months Ended		Nine Months Ended
(Unaudited)	March 31,		March 31,
(Dollars in thousands)	2025	2024	2025	2024
Diversified Industrial Segment:
International businesses sales	$1,357,789	$1,434,165	$4,038,421	$4,227,057

International businesses operating income	$312,039	$309,759	$895,017	$900,944
Adjustments:
Acquired intangible asset amortization	21,391	22,464	65,265	68,342
Business realignment charges	6,031	3,895	25,386	23,985
Integration costs to achieve	1,034	451	1,389	954
Adjusted International businesses operating income	$340,495	$336,569	$987,057	$994,225

International businesses operating margin	23.0%	21.6%	22.2%	21.3%
Adjusted International businesses operating margin	25.1%	23.5%	24.4%	23.5%